UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Croff Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

COMMON SHARE BALLOT
CROFF ENTERPRISES, INC. PROXY BALLOT
SPECIAL MEETING, December 21, 2007

Please complete, sign and provide any additional information on this Proxy Statement and return it to the Company by mailing it back prior to December 21, 2007 in the enclosed envelope.

FOR	AGAINST	ABSTAIN	PROPOSAL
Election of all nominees to the Board of Directors. If voting against election of all, indicate below your individual vote.

YOU MAY VOTE FOR ALL CURRENT NOMINEES ABOVE; OR
YOU MAY VOTE INDIVIDUALLY AS TO EACH PROPOSED DIRECTOR BELOW

FOR	AGAINST	ABSTAIN
Mr. Gerald L. Jensen
Mr. Richard Mandel
Mr. Julian D. Jensen
Mr. Harvey Fenster

OTHER MATTERS

FOR	AGAINST	ABSTAIN

Vote on Plan to divide Croff Enterprises (“Croff”) and transfer all oil and gas assets and liabilities to Croff Oil, Inc. for the issuance of common shares of Croff Oil, Inc. payable to Croff Enterprises preferred “B” shareholders on a one-to-one ratio; and then cancel all Croff preferred “B” shares.

Vote on ratifying the Independent Auditor, Ronald Chadwick, C.P.A.
Vote to increase the Class “A” authorized preferred shares from 5 million to 10 million shares, no par.
Vote to increase the Common shares from 20 million to 100 million shares, $0.10 par.

       Check here if you plan
        to attend meeting.

SIGNATURE

Print Shareholder Name(s) exactly
as they appear on your Certificate

Complete If Known:

Certificate #:No. of Shares:

Date ____________________

Do not execute this form if you are submitting the Dissenting Shareholder Rights form.